Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275370) and Form S-8 (Nos. 333-285231, 333-261126, 333-254162, 333-251194, 333-237384, 333-234309, 333-263196, 333-270105, 333-277467 and 333-293859) of The Baldwin Insurance Group, Inc. of our report dated April 14, 2026 relating to the financial statements of Cobbs Allen Capital Holdings, LLC and Subsidiaries, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
October 9, 2026